As filed with the Securities and Exchange Commission on May 4, 1999
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                            TRINITY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
             Delaware                                            75-0225040
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          2525 Stemmons Freeway
              Dallas, Texas                                      75207-2401
(Address of principal executive offices)                         (Zip Code)
                             -----------------------

                            Trinity Industries, Inc.
                              1998 Stock Option and
                                 Incentive Plan
                            (Full title of the plan)
                             -----------------------


                               Michael G. Fortado
                            Trinity Industries, Inc.
                              2525 Stemmons Freeway
                            Dallas, Texas 75207-2401
                     (Name and address of agent for service)

                                 (214) 631-4420
                     (Telephone number, including area code,
                              of agent for service)
                             -----------------------


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
========================================================================================================================
                                                              Proposed                  Proposed
         Title of                                              maximum                   maximum
        securities                   Amount                   offering                  aggregate           Amount of
           to be                     to be                      price                   offering          registration
        registered             registered (1)(2)          per share (3)(4)            price (3)(4)           fee (4)
------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00             2,000,000 Shares               $35.25                   $70,500,000         $19,599
par value per share
========================================================================================================================

(1) The securities to be registered include an aggregate of 2,000,000 shares reserved for issuance under the Trinity Industries, Inc. 1998 Stock Option and Incentive Plan (the "Plan").
(2) Pursuant to Rule 416, this Registration Statement also covers such additional shares as may hereinafter be offered or issued resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)  Estimated solely for purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on (i) 2,000,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options, at a price per share of $35.25, which is the average of the high and low prices reported on the New York Stock Exchange in the Common Stock as of April 29, 1999, which is a date within five business days prior to the date of filing the registration statement.


                                     PART I

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Trinity Industries, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended March 31, 1998.

         (2) The Company's Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998.

         (3) The Company's Current Reports on Form 8-K filed with the Commission dated September 22, 1998 and March 31, 1999.

         (4) The description of the Company's common stock, $1.00 par value per share ("Company Common Stock"), contained in the Company's Registration Statement on Form S-4, dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1, dated July 19, 1996.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         (a) Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

                  Section 145(c) of the DGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. The Bylaws of the Company contain provisions regarding the indemnification of directors and officers of the Company. Article VI of the Company's Bylaws provides for the indemnification of the Company's officers and directors to substantially the same extent permitted by the DGCL.

         The indemnification described above (unless ordered by a court) shall be paid by the Company unless a determination is made (i) by the Company's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Company's stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth above.

         Article VI of the Company's Bylaws provides that costs, charges and expenses (including attorneys' fees) incurred by a person seeking indemnification under Article VI of the Company's Bylaws in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, upon approval of such director, officer, employee or agent of the Company, authorize the Company's counsel to represent such person in any Proceeding, whether or not the Company is a party to such Proceeding.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

         The  Company's  Certificate  of  Incorporation   contains  a  provision
eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

         (b) The Company has entered into Indemnity Agreements with all of its directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in the Company's Bylaws.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
registration statement.

Exhibit        Description of Exhibit

4.1 Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 3B to Registration Statement No. 33-10937, filed April 8, 1987).

4.2 Trinity Industries, Inc. 1998 Stock Option and Incentive Plan (incorporated by reference to Annex A to the proxy statement on Schedule 14A of Trinity Industries, Inc. with respect to the annual meeting of stockholders held July 17, 1998).

5.1  Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

23.2 Consent of Ernst & Young LLP

24   Power  of  Attorney  (included  with  signature  page of this  Registration
     Statement)


Item 9.  Undertakings.

         (a)        The undersigned registrant hereby undertakes:

                    (1) To file,  during any period in which offers or sales are being  made,  a  post-effective  amendment  to this  Registration
               Statement:

                         (i) To  include  any  prospectus  required  by  section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         (b) The undersigned  registrant hereby undertakes that,
                    for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (c) Insofar as indemnification  for liabilities arising
                    under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
                    Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 3, 1999:

                              TRINITY INDUSTRIES, INC.

                              By:      /s/ Michael G. Fortado
                                       -----------------------------------------
                                       Michael G. Fortado
                                       Vice President, Secretary/General Counsel

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy R. Wallace, Jim S. Ivy and Michael G. Fortado, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                                            Capacity                                    Date
---------                                            --------                                    ----

/s/ Timothy R. Wallace                               Chairman, President,
---------------------------                          Chief Executive Officer               May 3. 1999
Tmothy R. Wallace                                    and Director (Principal
                                                     Executive Officer)

/s/ Jim S. Ivy                                       Vice President (Principal             May 3, 1999
---------------------------                          Financial Officer)
Jim S. Ivy


/s/ John M. Lee                                      Vice President (Principal             May 3, 1999
---------------------------                          Accounting Officer)
John M. Lee

/s/ W. Ray Wallace                                   Director                              May 3, 1999
---------------------------
W. Ray Wallace

/s/ David W. Biegler                                 Director                              May 3, 1999
---------------------------
David W. Biegler

/s/ Barry L. Galt                                    Director                              May 3, 1999
---------------------------
Barry L. Galt

/s/ Clifford J. Grum                                 Director                              May 3, 1999
---------------------------
Clifford J. Grum

/s/ Dean P. Guerin                                   Director                              May 3, 1999
---------------------------
Dean P. Guerin

/s/ Jess T. Hay                                      Director                              May 3, 1999
---------------------------
Jess T. Hay

/s/ Edmund M. Hoffman                                Director                              May 3, 1999
---------------------------
Edmund M. Hoffman

/s/ Diana S. Natalicio                               Director                              May 3, 1999
---------------------------
Diana S. Natalicio


                                INDEX TO EXHIBITS

Exhibit   Description of Exhibit

4.1 Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 3B to Registration Statement No. 33-10937, filed April 8, 1987)

4.2 Trinity Industries, Inc. 1998 Stock Option and Incentive Plan (incorporated by reference to Annex A to the proxy statement on Schedule 14A of Trinity Industries, Inc. with respect to the annual meeting of stockholders held July 17, 1998

5.1  Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

23.2 Consent of Ernst & Young LLP

24   Power  of  Attorney  (included  with  signature  page of this  Registration
     Statement)